Exhibit 99.1

Preliminary Proxy Card - Subject to Completion

PRIME IMPACT ACQUISITION I

123 E San Carlos Street, Suite 12

San Jose, CA 95112

EXTRAORDINARY GENERAL MEETING

AUGUST 30, 2023

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING

TO BE HELD AUGUST 30, 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [●], 2023 (the “Proxy Statement”), in connection with the Extraordinary General Meeting to be held at 10:00 a.m. ET on August 30, 2023 at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, and virtually via tele-conference using the following dial-in information:
US/CANADA Toll-Free Dial-In Number:1 800-450-7155
INTERNATIONAL Toll-Free Dial-In Number: +1 857-999-9155
Conference ID: 5313713#

The undersigned hereby appoints Mark Long the attorney and proxy of the undersigned, with power of substitution, to vote all of the ordinary shares, of PRIME IMPACT ACQUISITION I (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3,4, 5, AND 6 BELOW.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE EXTENSION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary

General Meeting of Shareholders to be held on August 30, 2023.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/primeimpactacquisitioni/sm2023

PRIME IMPACT ACQUISITION I — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 6.

Proposal No. 1 — The Business Combination Proposals — to consider and vote upon proposals to: (1) approve and authorize, by ordinary resolution, the business combination agreement, dated as of January 29, 2023, by and among Prime Impact, Cheche Technology Inc. (“CCT”), Cheche Group Inc., a Cayman Islands exempted company (“HoldCo”), and Cheche Merger Sub Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of HoldCo (“Merger Sub”) (such agreement, the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein (the “Business Combination Agreement Proposal”); and (2) on the Closing Date (as defined in the Business Combination Agreement), subject to approval by special resolution, Prime Impact will merge with and into HoldCo (the “Initial Merger”), with HoldCo surviving the Initial Merger as a publicly traded entity (the time at which the Initial Merger becomes effective, the “Initial Merger Effective Time”) and becoming the sole owner of Merger Sub (the “Initial Merger Proposal,” and together with the Business Combination Agreement Proposal, the “Business Combination Proposals”). On the Closing Date and immediately following the Initial Merger Effective Time, subject to approval by special resolution, Merger Sub will merge with and into CCT (the “Acquisition Merger” and, together with the Initial Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with CCT surviving the Acquisition Merger as a wholly owned subsidiary of HoldCo.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Governance Proposal — to consider and vote upon a proposal to approve by special resolution the proposed amended and restated memorandum and articles of association of HoldCo (the “Proposed HoldCo Organizational Documents”) which, if approved, would take effect at the Initial Merger Effective Time (such proposal, the “Governance Proposal”). Copies of the Proposed HoldCo Organizational Documents are attached to the accompanying proxy statement/prospectus as Annex B.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Documents Proposals — to consider and vote upon three separate proposals to approve, on a non-binding advisory basis, by ordinary resolution, material differences between the Existing Organizational Documents and the Proposed HoldCo Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Nasdaq Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with applicable listing rules of The Nasdaq Stock Market, the issuance of (1) up to an aggregate of 79,198,432 Class A Ordinary Shares, par value $0.00001 per share (the “Class A Ordinary Shares”), and 18,596,504 Class B Ordinary Shares (the “Class B Ordinary Shares”), par value $0.00001 per share, of HoldCo (collectively, the “Ordinary Shares”) in connection with the Initial Merger and the Acquisition Merger (the “Nasdaq Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Share Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the adoption of the HoldCo’s 2023 Equity Incentive Plan (the “2023 Plan”), effective immediately following the Acquisition Merger Effective Time (the “Share Incentive Plan Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposals, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal or the Share Incentive Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposals, the Governance Proposal, the Advisory Organizational Documents Proposals, the Nasdaq Proposal, and the Share Incentive Plan Proposal, the “Proposals”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2023

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 5, AND 6. If any other matters properly come before the Extraordinary General Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.